                                                                    EXHIBIT 99.1


                         EXTENDED SYSTEMS INCORPORATED

                                     PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


                        SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Extended Systems Incorporated, a Delaware corporation ("Extended Systems"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated ____________, 2001, and hereby appoints ________________ with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Extended Systems to be held _________________, 2001 at 10:00 a.m., local mountain time, at _________
________________________________________________________ (the "Extended Systems
Special Meeting") and at any adjournments or postponements thereof, and to vote shares of the Extended Systems common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side hereof.

THE EXTENDED SYSTEMS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 TO ADOPT THE AGREEMENT AND PLAN OF REORGANIZATION, DATED
AS OF MARCH 6, 2001 (THE "MERGER AGREEMENT"), BETWEEN PALM, INC. AND EXTENDED SYSTEMS, AND AUTHORIZE THE TRANSACTIONS CONTEMPLATED UNDER THE MERGER AGREEMENT PURSUANT TO WHICH EXTENDED SYSTEMS WILL MERGE WITH AND INTO PALM ("THE MERGER").

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

[X]  Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL LISTED, AND, AS SAID PROXY DEEMS ADVISABLE, ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE MERGER AGREEMENT).

1. To adopt the merger agreement and authorize the transactions contemplated thereunder, including the merger.

    FOR [_]                     AGAINST [_]              ABSTAIN [_]

2. Upon such other business as may properly come before the Extended Systems Special Meeting or any adjournments or postponements thereof, as determined by a majority of Extended Systems' board of directors.

                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

                            PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON SHARE CERTIFICATE.

The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of Extended Systems, either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Extended Systems Special Meeting filing a written notice of revocation with the Secretary of Extended Systems and voting in person.

Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When shares have been issued in the name of two or more persons, all should sign. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:             Date:          Signature:           Date:
          ------------      ---------           ----------      -----------